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                          PAGING NETWORK DO BRASIL S.A.

                          REGISTRATION RIGHTS AGREEMENT

      Agreement, dated as of the 9th day of December, 1996, by and among (i) Paging Network do Brasil S.A., a corporation in organization under the laws of Brazil (the "Company"), (ii) Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("Warburg"), (iii) Paging Network International N.V., a corporation organized and existing under the laws of the Netherlands ("PageNet"), (iv) IVP Paging (Cayman), L.P., an exempt limited partnership organized and existing under the laws of the Cayman Islands ("IPC"), (v) Multiponto Telecomunicacoes Ltda., a limited liability company organized and existing under the laws of Brazil ("Multiponto"), and (vi) TVA Sistema de Televisao S.A., a limited liability company organized and existing under the laws of Brazil ("TVA") (Warburg, PageNet, PSB, Multiponto and TVA are referred to herein each as an "Investor" and collectively as the "Investors").

                                 R E C I T A L S

      WHEREAS, the parties hereto have entered into a Securities Subscription Agreement (the "Subscription Agreement"), of even date herewith, pursuant to which the Investors have agreed to subscribe for certain securities of the Company, all as more specifically set forth in the Subscription Agreement; and

      WHEREAS, it is a condition of the obligations of the Investors under the Subscription Agreement that the Company execute and deliver a copy of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  REGISTRATION RIGHTS

      1.1. Definitions

      As used in this Agreement, the following terms shall have the following meaning:

      "CVM" shall mean the Comissao de Valores Mobiliarios of Brazil.

      "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended;

      "Holder" shall mean any holder of Registrable Securities;


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      "Initiating Holder" shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;

      "Other Holders" shall have the meaning set forth in Section 1.2;

      "Person" shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

      "register," "registered" and "registration" shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Law (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

      "Registrable Securities" shall mean (i) shares of Common Stock of the Company, (ii) shares of Preferred Stock of the Company and (iii) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock or Preferred Stock referred to in clauses (i) and (ii);

      "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 1.2 and 1.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders in an amount not to exceed $15,000, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

      "SEC" shall mean the United States Securities and Exchange Commission;

      "Securities Act" shall mean the U.S. Securities Act of 1933, as amended;

      "Securities Laws" shall mean the securities laws of Brazil, the securities laws of the United States or any applicable blue sky or state securities laws; and

      "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders in an amount not to exceed $15,000.


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      1.2. Requested Registration

      (a) Request for Registration. (i) If the Company shall receive from an Initiating Holder a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

            (A) promptly give written notice of the proposed registration, qualification or compliance to all other Holders of Registrable Securities; and

            (B) as soon as practicable, use its diligent best efforts to effect such registration in the jurisdictions of Brazil or the United States or any other jurisdiction which may be accessed by the Company (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable Securities Laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) business days after written notice from the Company is given under Section 1.2(a)(A); provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 1.2(a):

            (x) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Laws;

            (y) After the Company has effected two (2) such registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective and the sales of such Registrable Securities shall have closed; or

            (z) If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $15,000,000 (or $30,000,000 if such requested registration is the initial public offering).

            The registration statement filed pursuant to the request of an Initiating Holder may, subject to the provisions of Section 1.2(b) below, include other securities of the Company


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

which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration ("Other Holders"), subject to the terms of this Agreement.

      The registration rights set forth in this Section 1 shall be assignable, in whole or in part, to any transferee of Registrable Securities (who shall be bound by all obligations of this Section 1).

      (b) Underwriting. If an Initiating Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 1.2.

      If Other Holders request such inclusion, the Holders shall offer to include the Registrable Securities of such Other Holders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1. The Holders whose Registrable Securities are to be included in such registration and the Company shall (together with Other Holders proposing to distribute their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holder and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares of Registrable Securities to be underwritten, the securities of the Company held by Other Holders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares of Registrable Securities, further reductions are still required, the number of shares of Registrable Securities included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares of Registrable Securities held by such Holder), by such minimum number of shares of Registrable Securities as is necessary to comply with such request. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. In addition to the foregoing limitation, if the registration proposed to be underwritten by the Company relates to Common Stock, but not Preferred Stock (or vice versa), the registration can, at the election of the Company, be limited to the type of Registrable Securities proposed to be registered. If any Other Holder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holder. The Registrable Securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include its securities for its own account in such registration


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if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

      1.3. Company Registration.

      (a) Inclusion in Registration. If the Company shall determine to register any of its securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a SEC Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

            (i) promptly give to each of the Holders of Registrable Securities a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Securities Laws); and

            (ii) include in such registration (and any related qualification under the Securities Laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (A) above, except as set forth in Section 1.3(b) below. Such written request may specify all or a part of the Holders' Registrable Securities.

      (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to
Section 1.3(a)(i). In such event, the right of each of the Holders to registration pursuant to this Section 1.3 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose Registrable Securities are to be included in such registration shall (together with the Company and the Other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the representative determines that marketing factors require a limitation on the number of shares of Registrable Securities to be underwritten, and (x) if such registration is the initial public offering, the representative may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the shares of Registrable Securities which would otherwise be underwritten pursuant hereto, and (y) if such registration is other than the initial public offering, the representative


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may (subject to the allocation priority set forth below) limit the number of
Registrable Securities to be included in the registration and underwriting to not less than twenty-five percent (25%) of the Registrable Securities included therein (based on aggregate market values). The Company shall so advise all Holders of Registrable Securities requesting registration, and the number of shares of Registrable Securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors and Other Holders of the Company (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the securities that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such limitation. In addition to the foregoing limitation, if the registration proposed to be underwritten by the Company relates to Common Stock, but not Preferred Stock (or vice versa), the registration can, at the election of the Company, be limited to the type of securities proposed to be registered. If any of the Holders or any officer, director or Other Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

      1.4. Form S-3

      Following an initial public offering in the United States, the Company shall use its best efforts to qualify for registration on Form S-3 for secondary sales. After the Company has qualified for the use of Form S-3 (or, if available, Form F-3), Holders of Registrable Securities shall have the right to request up to 4 registrations on Form S-3 (such requests shall be in writing and shall state the Registrable Securities to be disposed of and the intended method of disposition of such Registrable Securities by such Holders), subject only to the following:

      (a) The Company shall not be required to effect a registration pursuant to this Section 1.4 unless the Holder or Holders of Registrable Securities requesting registration propose to dispose of Registrable Securities having an aggregate price to


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the public (before deduction of underwriting discounts and expenses of sale) of more than $5,000,000.

            (b) The Company shall not be required to effect a registration pursuant to this Section 1.4 within one hundred eighty (180) days of the effective date of the most recent registration pursuant to this Section 1 in which securities held by the requesting Holder could have been included for sale or distribution.

            (c) The Company shall not be obligated to effect any registration pursuant to this Section 1.4 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

      The Company shall give written notice to all Holders of such Registrable Securities of the receipt of a request for registration pursuant to this Section
1.4 and shall provide a reasonable opportunity for other Holders of such Registrable Securities to participate in the registration, provided that if the registration is for an underwritten offering, the terms of Section 1.2(b) shall apply to all participants in such offering. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all such Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

      1.5. Expenses of Registration

      All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 1 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by any of the Holders, as applicable, the registration statement does not become effective, in which case each of the Holders and Other Holders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and provided further that such registration shall not be counted as a registration pursuant to Section 1.2(a) or 1.4.

      1.6. Registration Procedures

      In the case of each registration effected by the Company pursuant to this
Section 1, the Company will keep the Holders, as applicable, advised in writing as to the initiation


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of each registration and as to the completion thereof. At its expense, the
Company will:

      (a) keep such registration effective for a period of one hundred twenty
(120) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period during which the Holders, as applicable, refrain from selling any securities in accordance with provisions in Section
1.10 hereof; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement; and

      (b) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request.

      1.7. Indemnification

      (a) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who


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controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

      (b) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Holder and each of their officers, directors, and partners, and each person controlling such Other Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

      (c) Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may


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be a conflict of interest between the Indemnifying Party and the Indemnified
Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.7 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

      (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

      (f) The foregoing indemnity agreement of the Company and the Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus


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

filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

      1.8. Information by the Holders

      Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 1.

      1.9. Rule 144 Reporting

      With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees to:

      (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act ("Rule 144"), at all times from and after ninety (90) days following the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

      (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

      (c) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety
(90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

      1.10. "Market Stand-off" Agreement

      Each of the Holders agrees, if requested by the Company and an underwriter of Registrable Securities (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Registrable Securities (or other securities) of the Company held by such Holder during the 180-day period following the effective date of a registration statement of the Company, provided that:

      (a) such agreement only applies to the initial public offering; and

      (b) all officers and directors of the Company enter into similar agreements.

      If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 180-day period. The provisions of this Section
1.10 shall be binding upon any transferee who acquires Registrable Securities, whether or not such transferee is entitled to the registration rights provided hereunder.

      1.11. Termination.

      The registration rights set forth in this Section 1 shall not be available to any Holder if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 (without giving effect to the provisions of Rule 144(k)).

SECTION 2.  MISCELLANEOUS

      2.1. Notices

      (a) All communications under this Agreement shall be in writing and shall be delivered by hand, internationally recognized air courier or facsimile transmission, charges prepaid:

      (i) if to Warburg, at 466 Lexington Avenue, New York, New York 10017, facsimile number (212) 878-9351, marked for attention Douglas M. Karp (with a copy to Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022-4669, facsimile number (212) 821-8111 Attn: Steven J. Gartner), or at such other address as Warburg may have furnished in writing to the Company,

      (ii) if to PageNet, at 4965 Preston Park Boulevard, Plano, Texas 75093, facsimile number (214) 985-6717, marked for attention of Barry A. Fromberg (with a copy to Bingham, Dana & Gould, 150 Federal Street, Boston, Massachusetts 02110-1726, facsimile number (617) 951-8736, Attn: Roger D. Feldman), or at such other address as PageNet may have furnished in writing to the Company,

      (iii) if to IPC, at Rua Bandeira Paulista, 600 - Conj. 64 Sao Paulo, Brazil, 04532-001, facsimile number 011-55-11-822-7177, marked for attention of Donald D. Pearson (with a copy to Rogers & Wells, 200 Park Avenue, New York, New York 10166-0153, facsimile number (212) 878-8375, Attn: Laurence E. Cranch), or at such other address as IPC may have furnished in writing to the Company and the other Stockholders,

      (iv) if to Multiponto, at Avenida Presidente Wilson No. 231, 28(degrees) Andar (parte), Rio de Janeiro, Brazil, facsimile number 011-55-21-240-1667, marked for the attention of Daniel Dantas (with a copy to Arthur Carvalho, facsimile number 011-55-21-220-34459575), or at such other address as Multiponto may have furnished the Company in writing,

      (v) if to TVA, at Rua do Rocio 351, 9th Floor, Sao Paulo, Brazil, 04552-904, facsimile number 011-55-11-822-9335, marked for attention of Luis Carlos Guizelini Balieiro (with a copy to Basch & Rameh, Rua Barao de Capanema, No. 343, 13th Floor, Sao Paulo, Brazil, 01411-011, facsimile number 011-55-11-852-9447, Attn: Ken Basch and Carlos Rameh, or at such other address as it may have furnished the Company in writing,

      (vi) if to the Company, Avenida das Nacoes Unidas, 12,551 World Trade Center, 17th Floor, Suite 26, Sao Paulo, Brazil, facsimile number 011-55-11-521-1814, marked for the attention of the President, (with a copy to Xavier, Bernardes, Braganca, Av. Brasil 1980, Sao Paulo, Brazil, facsimile number 011-55-11-282-5580, Attn: M. Regina Lynch), or at such other address as it may have furnished in writing to the Investors.

      (b) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

      2.2. Successors and Assigns


      This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

      2.3. Entire Agreement; Amendment and Waiver

      This Agreement constitutes the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of each of the parties hereto.

      2.4. Governing Law; Submission to Jurisdiction

      (a) This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York applicable to contracts made and to be performed entirely within such State, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in New York City. Each party hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at the address of such party set forth in Section 2.1(a) hereof, such service to become effective thirty (30) days after such mailing.

      (b) Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      2.5. Paragraph and Section Headings

      The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

      2.6. Counterparts

      This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                    PAGING NETWORK DO BRASIL, S.A.


                                    By: /s/ Thomas C. Trynin
                                        -----------------------------------
                                        Name: Thomas C. Trynin
                                        Title: President

WARBURG, PINCUS VENTURES, L.P.
By:  WARBURG, PINCUS & CO.,
     General Partner


      By: /s/ Douglas M. Karp
          -----------------------
          Name: Douglas M. Karp
          Title: Partner

PAGING INTERNATIONAL NETWORK, N.V.


By: /s/ Jose Roberto Opice
    -----------------------------
    Name: Jose Roberto Opice
    Title: Attorney-in-fact

IVP PAGING (CAYMAN), L.P.

By:  IVP - International Venture Partners, Inc.,
       its General Partner


By: /s/ Donald D. Pearson
    -----------------------------
    Name:    Donald D. Pearson
    Title:   Managing Director

MULTIPONTO TELECOMUNICACOES LTDA.


By: /s/ Eduardo Penido Monteiro
    -----------------------------
      Name: Eduardo Penido Monteiro
      Title:  Attorney-in-fact

TVA SISTEMA DE TELEVISAO S.A.


By: /s/ Admilson Ferreria
    /s/ Marcelo Vaz Bonini
    -----------------------------
      Name: Admilson Ferreria
      Name: Marcelo Vaz Bonini
      Title:  Attorneys-in-fact